As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-126349

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

GEHL COMPANY*
(Exact name of registrant as specified in its charter)

Wisconsin	39-0300430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

143 Water Street
West Bend, Wisconsin 53095
(262) 334-9461
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

William D. Gehl
Chairman of the Board and Chief Executive Officer
143 Water Street
West Bend, Wisconsin 53095
(262) 334-9461
(Name, address, and telephone number, including area code, of agent for service)

with a copy to:
Jay O. Rothman
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
(414) 271-2400

_________________

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

* TABLE OF GUARANTOR SUBSIDIARY REGISTRANTS

Name, Address and Telephone Number (1)	State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Compact Equipment Attachments Inc.	Wisconsin	3523	39-2005149
Gehl Power Products, Inc.	South Dakota	3531	39-1600566
Mustang Manufacturing Company, Inc.	Minnesota	3523	41-1584387

(1)	The address for each of these additional registrants is 143 Water Street, West Bend, Wisconsin 53095. Their telephone number is (262) 334-9461.

Termination of Registration

        This post-effective amendment filed by Gehl Company, a Wisconsin corporation (the “Company”) and the subsidiary guarantors specified herein (together with the Company, the “Registrants”), deregisters all securities of the Registrants that had been registered for issuance on the Registrants’ Registration Statement on Form S-3 (File No. 333-126349) (the “Registration Statement”) that remain unsold upon the termination of the sales of securities covered by the Registration Statement.

        On October 27, 2008, Tenedor Corporation (“Tenedor”), a Wisconsin corporation and a direct wholly-owned subsidiary of Manitou BF S.A., a French limited company (Société Anonyme) (“Parent”), merged with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 7, 2008, among Parent, Tenedor and the Company, with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent.

        As a result of the Merger, the Registrants have terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrants hereby remove from registration all securities under the Registration Statement which remained unsold as of the effective time of the Merger.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on November 26, 2008.

GEHL COMPANY
By: /s/ William D. Gehl
William D. Gehl
Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on November 26, 2008.

Signature	Title
/s/ William D. Gehl	Chairman of the Board, Chief Executive Officer and
William D. Gehl	Director (Principal Executive Officer)
/s/ Malcolm F. Moore	President and Chief Operating Officer (Principal
Malcolm F. Moore	Financial and Accounting Officer)
/s/ Marcel Claude Braud	Director
Marcel Claude Braud
/s/ Bruno Fille	Director
Bruno Fille
/s/ Dominique Himsworth	Director
Dominique Himsworth

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on November 26, 2008.

COMPACT EQUIPMENT ATTACHMENTS INC.
By: /s/ William D. Gehl
William D. Gehl
President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on November 26, 2008.

Signature	Title
/s/ William D. Gehl	President and Director (Principal Executive Officer)
William D. Gehl
/s/ Malcolm F. Moore	Vice President and Director (Principal Financial and
Malcolm F. Moore	Accounting Officer)
/s/ Michael J. Mulcahy	Director
Michael J. Mulcahy
/s/ James J. Monnat	Director
James J. Monnat

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on November 26, 2008.

GEHL POWER PRODUCTS, INC.
By: /s/ William D. Gehl
William D. Gehl
President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on November 26, 2008.

Signature	Title
/s/ William D. Gehl	President and Director (Principal Executive
William D. Gehl	Officer)
/s/ James J. Monnat	Treasurer (Principal Financial
James J. Monnat	and Accounting Officer)
/s/ Michael J. Mulcahy	Director
Michael J. Mulcahy

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on November 26, 2008.

MUSTANG MANUFACTURING COMPANY, INC.
By: /s/ William D. Gehl
William D. Gehl
Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on November 26, 2008.

Signature	Title
/s/ William D. Gehl	Chairman of the Board and Director (Principal
William D. Gehl	Executive Officer)
/s/ Malcolm F. Moore	President (Principal Financial and Accounting
Malcolm F. Moore	Officer)
/s/ Michael J. Mulcahy	Director
Michael J. Mulcahy

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